UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20349

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 20, 2007

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-12291	54-1163725
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(703) 522-1315

NOT APPLICABLE

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06  Material Impairments

On June 14, 2007, the Financial Audit Committee of The AES Corporation (the “Company”) determined that the Company’s equity investment in AgCert International (“AgCert”), a United Kingdom company, has been impaired.  The equity investment in AgCert, which was made in May of 2006, was in the form of publicly traded securities classified as “available-for-sale” under generally accepted accounting principles. The Company determined, based upon the current value of these publicly traded securities, that its investment in AgCert had suffered an “other than temporary” decline in price.  As prescribed by general accepted accounting principles, the Company therefore recorded an impairment charge of $35 million in its financial statements ending March 31, 2006. The Company does not expect that the impairment will result in future cash expenditures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

THE AES CORPORATION

Date: June 20, 2007	By:	/s/ Catherine M. Freeman
		Name:	Catherine M. Freeman
		Title:	Vice President and Corporate Controller